Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2014 relating to the combined financial statements of two e-Commerce platforms, www.paipai.com website and www.wanggou.com website of Tencent Holdings Limited, which appears in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-193650) filed on May 19, 2014.

/s/ PricewaterhouseCoopers

Hong Kong

September 5, 2014